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                                                                     Exhibit 4.3

                              ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT (this "Agreement"), dated as of August 4, 1998, is by Penhall International Corp., an Arizona corporation formerly known as Phoenix Concrete Cutting, Inc. (the "Company"), Penhall Rental Corp., a California corporation ("Penhall Corp."), and Penhall Company, a California corporation (together with Penhall Corp., the "Guarantors").

                               W I T N E S S E T H

                  WHEREAS, Penhall Acquisition Corp., an Arizona corporation ("Penhall Acquisition"), has heretofore executed and delivered to the Initial Purchaser a purchase agreement (the "Purchase Agreement"), dated as of July 28, 1998, providing for the terms pursuant to which the Initial Purchasers will purchase $100,000,000 aggregate principal amount of 12% Senior Notes due 2006 (the "Notes") of Penhall Acquisition;

                  WHEREAS, Penhall Acquisition has heretofore executed and delivered to the Initial Purchaser a registration rights agreement (the "Registration Rights Agreement"), dated as of August 4, 1998, providing for the registration of the Notes of Penhall Acquisition under the Securities Act of 1933, as amended;

                  WHEREAS, Penhall Acquisition has been merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation;

                  WHEREAS, pursuant to the Purchase Agreement and the Registration Rights Agreement, the Company upon consummation of the Merger is required to assume all of the obligations of Penhall Acquisition under the Purchase Agreement and the Registration Rights Agreement and to execute and deliver this Agreement concurrently with the Merger; and

                  WHEREAS, pursuant to the Purchase Agreement and the Registration Rights Agreement, immediately subsequent to the Merger, the Guarantors are required to become parties to the Purchase Agreement and the Registration Rights Agreement and to guarantee the obligations of the Company with respect to the Notes thereunder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Guarantors mutually

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covenant and agree for the benefit of the Initial Purchasers as follows:

                  1. ASSUMPTION. The Company hereby agrees to assume all of the obligations of Penhall Acquisition and all of its own obligations under each of the Purchase Agreement and the Registration Rights Agreement.

                  2. GUARANTORS. The Guarantors hereby agree to be deemed the "Guarantors" for all purposes under the Purchase Agreement and the "Guarantors" and an "Issuer" for all purposes under the Registration Rights Agreement and to perform all obligations and duties of the Guarantors or an Issuer, as the case may be, thereunder.

                  3. REPRESENTATIONS AND WARRANTIES. By execution of this Agreement, the Company and the Guarantors hereby acknowledge and agree that they are making all of the representations and warranties to the Initial Purchasers that the Issuer provided in the Purchase Agreement; provided that where the Issuer has qualified such representations and warranties as being given to their knowledge, the Company and the Guarantors shall be deemed to have made such representations and warranties without any such qualification (except for (i) the knowledge qualification contained in Section 2(n) of the Purchase Agreement, with respect to threatened matters, (ii) the second knowledge qualification contained in the second clause of Section 2(o) of the Purchase Agreement, (iii) the knowledge qualification found in clause (c) of Section 2(v) of the Purchase Agreement, with respect to threatened matters, and (iv) the second knowledge qualification in Section 2(w) of the Purchase Agreement).

                  4. DEFINITIONS. Capitalized terms used herein but not defined shall have the meanings given to such terms in the Purchase Agreement and the Registration Rights Agreement.

                  5. NEW YORK LAW TO GOVERN. The internal law of the State of New York, without regard to the choice of law rules thereof, shall govern and be used to construe this Agreement.

                  6. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                                       2

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                  7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered, all as of the date first above written, which is the date of the Merger.

                                       PENHALL INTERNATIONAL CORP.

                                       By:  /s/  Martin W. Houge
                                          -------------------------------------
                                          Name:  Martin W. Houge
                                          Title: Chief Financial Officer

                                       PENHALL RENTAL CORP.

                                       By:  /s/  Martin W. Houge
                                          -------------------------------------
                                          Name:  Martin W. Houge
                                          Title: Chief Financial Officer

                                       PENHALL COMPANY

                                       By:  /s/  Martin W. Houge
                                          -------------------------------------
                                          Name:  Martin W. Houge
                                          Title: Chief Financial Officer